Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-292186) on Form S-8 of our report dated March 11, 2026, with respect to the consolidated financial statements of CI&T Inc..

/s/ KPMG Auditores Independentes Ltda.

Campinas, Brazil
March 11, 2026